Exhibit 5.1
EXECUTION VERSION
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Telephone: (214) 855-8000
Fax: (214) 855-8200
February 18, 2011
Capital Senior Living Corporation
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
Ladies and Gentlemen:
     We have acted as counsel to Capital Senior Living Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) debt securities (“Debt Securities”) of the Company consisting of senior notes, subordinated notes, debentures or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for Preferred Stock or Common Stock (both as defined below); (ii) common stock, par value $0. 01 per share, of the Company (“Common Stock”); (iii) preferred stock, par value $0.01 per share, of the Company, in one or more series, which may be convertible into or exchangeable for Debt Securities or Common Stock (“Preferred Stock” and together with Common Stock, “Company Stock”); (iv) depositary shares representing an interest in a fractional share or multiple shares of Preferred Stock (“Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities, which may be convertible into or exchangeable for Common Stock, Preferred Stock and/or Debt Securities (“Warrants”); (vi) rights to purchase Common Stock, Preferred Stock or Warrants, which may be convertible into or exchangeable for Common Stock, Preferred Stock and/or Warrants (“Rights”); (vii) purchase contracts obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specific or varying number of Debt Securities, Company Stock, Depositary Shares, Warrants or any combination thereof (“Purchase Contracts”); and (vii) units that include Debt Securities, Company Stock, Warrants, Rights, Purchase Contracts or any combination thereof (“Units”), having an aggregate initial offering price not to exceed $100,000,000, and each on terms to be determined at the time of its offering. The Debt Securities, Company Stock, Depositary Shares, Warrants, Rights, Purchase Contracts and Units are collectively referred to herein as the “Securities.”
     We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each a “Prospectus Supplement”) contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.
     In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (the “Bylaws”), of the Company; (iii) the form of indenture and the form of subordinated indenture filed as exhibits to the Registration Statement; and (iv) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions hereafter expressed.
     In connection with rendering the opinions hereafter expressed, we have assumed that:
     (i) all information contained in all documents reviewed by us is true and correct;
     (ii) all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;
     (iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals of those documents and all documents examined by us are duly authorized, executed and delivered by the parties thereto;
     (iv) the Certificate of Incorporation and Bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any certificate of designations in respect of Preferred Stock will be in conformity therewith and with applicable law;
     (v) the consideration paid for any shares of Company Stock will comply with the Delaware General Corporation Law (the “DGCL”), as applicable, and any successor provisions; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (vi) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;
     (vii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;
     (viii) with respect to Securities to be offered through an agent, underwriter or dealer or to or through a market maker, the form, terms and conditions of a definitive purchase, placement, agency, underwriting or similar agreement with respect to any Securities or, with respect to Securities to be sold by the Company directly to investors in privately negotiated transaction, the form, terms and conditions of such agreement with respect to such Securities, will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

     (ix) in the case of Debt Securities of any series; (1) the applicable indenture relating to Debt Securities (the “Debt Securities Indenture”) and any supplemental indenture thereto will be duly authorized, executed and delivered by the parties thereto; (2) each person signing the Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (3) the Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (4) the Board of Directors of the Company (the “Board”) will have taken all necessary corporate action to approve the issuance of Debt Securities of such series and to establish the terms of such series of Debt Securities, and will have caused, in conformity with the Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Board setting forth the terms of such series of Debt Securities to be duly authorized, executed and delivered by the parties thereto; (5) the Debt Securities will have been validly executed and delivered by the Company and validly executed, delivered and authenticated by the Trustee; and (6) none of the Debt Securities Indenture, any supplemental indenture relating to the Debt Securities or any other instrument representing or setting forth the terms of such series of Debt Securities will include any provision that is unenforceable, the terms of such series of Debt Securities and of their issuance and sale will not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
     (x) in the case of shares of Common Stock, the Board will have taken all necessary corporate action to approve the issuance of the Common Stock;
     (xi) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations with respect to such series to be prepared and filed with the Secretary of State of the State of Delaware, and the terms of such series will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
     (xii) in the case of Warrants, (1) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (2) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (3) each person signing such warrant agreement will have the legal capacity and authority to do so; (4) neither such Warrants nor such warrant agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (5) the terms of such Warrants and such warrant agreement and the issuance and sale of the Warrants will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (6) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

     (xiii) in the case of Rights, (1) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Rights and the issuance of the Securities to be issued pursuant thereto and to approve the rights or subscription agreement relating thereto; (2) such rights or subscription agreement will have been duly executed and delivered by the Company and the rights or subscription agent thereunder appointed by the Company; (3) each person signing such rights or subscription agreement will have the legal capacity and authority to do so; (4) neither such Rights nor such rights or subscription agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (5) the terms of such Rights and such rights or subscription agreement and the issuance and sale of the Rights will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (6) such Rights or certificates representing such Rights will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights or subscription agreement;
     (xiv) certificates representing shares of Company Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Certificate of Incorporation and Bylaws;
     (xv) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise issued or reserved for issuance;
     (xvi) the purchase price for Company Stock payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;
     (xvii) in the case of Despository Shares, any depositary agreement with respect to the Depositary Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and each person signing such depository agreement will have the legal capacity and authority to do so;
     (xviii) at the time of execution, countersignature, issuance and delivery of the Purchase Contracts and Unit agreements, such Purchase Contracts and Unit agreements will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and
     (xvii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. With respect to the Company Stock, when (i) the Company has taken all necessary action to approve the issuance of the Company Stock, the terms of the offering and related matters and (ii) the Company Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Company Stock will be validly issued, fully paid and nonassessable.
     2. With respect to the Debt Securities, when (i) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of the Debt Securities; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, then the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     3. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (ii) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed and delivered in accordance with the appropriate warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. With respect to the Rights, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof, and related matters; (ii) a rights or subscription agreement and any other agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and the rights or subscription agent appointed by the Company; and (iii) the Rights or certificates representing the Rights have been duly executed and delivered in accordance with the appropriate rights or subscription agreement, any other agreements relating to the Rights, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Rights will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. With respect to the Depositary Shares, when (i) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters; (iii) the deposit agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the parties thereto; and (iv) the Preferred Stock that is represented by the Depositary Shares has been duly issued and delivered to the depository, and depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of Preferred Stock in accordance with the deposit agreement, then the depositary receipts will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the depositary receipts and the deposit agreement.
     6. With respect to the Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof, and related matters; (ii) a purchase agreement for the Purchase Contracts has been duly authorized and validly executed and delivered by the parties thereto; and (iii) the Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Purchase Contracts will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms.
     7. With respect to the Units, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering thereof, and related matters; (ii) a unit agreement for the Units has been duly authorized and validly executed and delivered by the parties thereto; and (iii) the Units have been duly executed and delivered in accordance with the unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Units will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms.
     Our opinions in paragraphs 1, 2, 3, 4, 5, 6 and 7 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.
     We express no opinions concerning (i) the validity or enforceability of any provisions contained in the indenture, subordinated indenture or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers be in writing; or (iii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.
     The foregoing opinions are limited to the laws of the State of Delaware and the State of New York, the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and applicable federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.